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                                                                   EXHIBIT 23.01


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our reports dated December 4, 1997, on Energy Centre, January 16, 1998, on Post Oak Central, and January 16, 1998, on Washington Harbour included in this Form 8-K into Crescent Real Estate Equities Company's previously filed Registration Statements No. 33-91438, No. 333-92548, No. 333-3450, No.
333-3452, No. 333-3454, No. 333- 13521, No.  333-21905, No. 333-23005, No.
333-33893, No.  333-37273, No.  333-38071, No. 333-37565, No. 333-41049 and
333-42417.


                                           ARTHUR ANDERSEN LLP

Dallas, Texas
   March 2, 1998